Exhibit 10.22

NOTE PURCHASE AGREEMENT
dated as of
December 20, 2021
between
KUBERA INSURANCE (SAC) LTD.
acting in respect of its segregated account
“ANNUITY REINSURANCE CELL A1”
as Issuer
and
F&G ANNUITIES & LIFE, INC.
as Noteholder

EXHIBITS:
Exhibit A:    Form of Note
Exhibit B:    Wire Transfer Instructions for Payments to Noteholder
Exhibit C:    Wire Transfer Instructions for Payments to Issuer
This NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of December 20, 2021(the “Closing Date”), is made and entered into by and between F&G ANNUITIES & LIFE, INC. (the “Noteholder”), a Delaware corporation, and KUBERA INSURANCE (SAC) LTD., a Bermuda domiciled insurance company, registered under the Bermuda Segregated Accounts Companies Act 2000 (“Kubera SAC”), acting in respect of its segregated account “ANNUITY REINSURANCE CELL A1” (the “Issuer”) (together with Issuer each a “Party” and collectively the “Parties”).
WHEREAS, as of the Second A&R Effective Date (as defined below), the Issuer has entered into a Second Amended and Restated Coinsurance Funds Withheld Agreement with Fidelity & Guaranty Life Insurance Company (“Ceding Insurer”) (such agreement, as amended and/or restated from time to time, the “Reinsurance Agreement”) under which the Issuer assumes certain risks under the Reinsured Policies (as defined below) from the Ceding Insurer;
WHEREAS, as of the Second A&R Effective Date, to support its obligations under the Reinsurance Agreement, the Issuer has entered into a Second Amended and Restated Excess of Loss Reinsurance Agreement with Hannover Life Reassurance Company of America (Bermuda) Ltd. (“HLRAB”) (such agreement, as amended and/or restated from time to time, the “XOL Agreement”) under which the Issuer retrocedes certain risks under the Reinsured Policies to HLRAB;
WHEREAS, to provide additional support for its obligations under the Reinsurance Agreement, subject to the terms and conditions of this Agreement, the Issuer desires to issue, and the Noteholder, desires to purchase the Note (as defined below).
i

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Affiliate” means with respect to any Party, at the time in question, any other party directly or indirectly controlling, controlled by, or under common control with such Party. For purposes of this definition, “control” of a person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise, and “controlling” and “controlled” shall have meanings correlative to the foregoing.
“Additional Principal Amount” has the meaning set forth in Section 2.02(c).
“Additional Principal Amount Notice” has the meaning set forth in Section 2.02(a).
“Agreement” has the meaning set forth in the preamble hereto.
“Applicable Law” means any domestic or foreign, federal, state or local statute, law, ordinance or code, or any written rules, regulations or administrative interpretations, including any privacy laws and regulations, issued by any Governmental Authority pursuant to any of the foregoing, in each case applicable to any party hereto, and any order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to any Party hereto.
“Authorized Officer” means an officer at the level of president, chief financial officer, treasurer, senior vice president or assistant treasurer, or, in each case, their functional equivalents.
“Business Day” means any day other than a Saturday or Sunday or a day on which commercial banking institutions are closed in either (i) Des Moines, Iowa or (ii) Hamilton, Bermuda, and shall consist of the time period from 12:01 a.m. through 12:00 midnight New York time.
“Calculation Period” means each successive calendar quarter during the term of this Agreement; provided that (a) the initial Calculation Period shall begin on the Closing Date and end on December 31, 2021, and (b) the final Calculation Period shall end on the earlier of the Maturity Date or the Full Early Redemption Date and shall begin on the first calendar day following the end of the immediately preceding Calculation Period.
“Ceding Insurer” has the meaning set forth in the preamble hereto.
“Change of Control” means with respect to any Person, a change of “control”, as defined in the definition of “Affiliate” above, of such Person after the Closing Date.

“Closing Date” has the meaning set forth in the preamble hereto.
“Constituent Documents” means, with respect to any entity, the certificate of incorporation, bylaws, or equivalent constituent documents of such entity, and, solely when used in relation to the Issuer, the plan of operation, the licensing order, the certificate of authority and any other applicable governing instrument with respect to the segregated account applicable to the Issuer.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservation, dissolution, bankruptcy, assignment for the benefit of creditors, moratorium, rehabilitation, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, any state of the United States or any other applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.
“Full Early Redemption Date” has the meaning set forth in Section 2.06(b).
“Funding Shortfall” has the meaning set forth in the Reinsurance Agreement.
“Governmental Authority” means any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority or self-regulatory organization, board or body, including (i) any supra-national bodies such as the European Union or the European Central Bank, and (ii) the Bermuda Monetary Authority.
“HLRAB” has the meaning set forth in the preamble hereto.
“Issuer Indemnitee” shall have the meaning set forth in Section 8.05(a).
“Initial Principal Amount” has the meaning set forth in Section 2.01.
“Interest Amount” has the meaning set forth in Section 2.04(c).
“Issuer” has the meaning set forth in the preamble hereto.
“Issuer Event of Default” had the meaning set forth in Section 6.01.
“Issuer Material Adverse Effect” means a material adverse effect upon (i) the business, assets, condition (financial or otherwise) or results of operations of the Issuer, (ii) the binding nature, validity or enforceability of this Agreement, (iii) the ability of the Issuer to perform its obligations under this Agreement, or (iv) the rights and remedies of the Noteholder under this Agreement.
“Letters of Credit” means one or more clean, irrevocable, unconditional letters of credit that (i) are issued by a qualified United States financial institution under the credit for reinsurance laws of Iowa, (ii) have terms that comply with the requirements of the credit for reinsurance laws and regulations of Iowa and (iii) are to be held in the Statutory Trust Account, subject to be drawn by the Statutory Trustee as directed by the Ceding Insurer.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).
“Maturity Date” means November 30, 2071.
“Maximum Principal Amount” means as of any date of determination, $300 million less the aggregate of all Permitted Issuer Withdrawal Amounts since the Closing Date.
“Note” has the meaning set forth in Section 2.01.
“Noteholder” has the meaning set forth in the preamble hereto.
“Noteholder Event of Default” has the meaning set forth in Section 6.03.
“Noteholder Indemnitee” shall have the meaning set forth in Section 8.05(b).
“Noteholder Material Adverse Effect” means a material adverse effect upon (i) the business, assets, condition (financial or otherwise) or results of operations of the Noteholder, (ii) the binding nature, validity or enforceability of this Agreement, (iii) the ability of the Noteholder to perform its obligations under this Agreement, or (iv) the rights and remedies of the Issuer under this Agreement.
“Outstanding Principal Amount” shall have the meaning set forth in Section 2.02(d).
“Partial Early Redemption Amount” has the meaning set forth in Section 2.06(a).
“Party” has the meaning set forth in the preamble hereto.
“Payment Date” means each February 28, May 31, August 31 and November 30 of each calendar year, commencing on February 28, 2022 and ending on and including the Maturity Date, or if such day is not a Business Day, the next succeeding Business Day.
“Permitted Issuer Withdrawal Amount” has the meaning set forth in Section 2.05(c).
“Permitted Issuer Withdrawal Amount Notice” has the meaning set forth in Section 2.05(d).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.
“Register” has the meaning set forth in Section 2.03(d).
“Reinsurance Agreement” has the meaning set forth in the preamble hereto.

“Reinsured Policies” has the meaning set forth in the Reinsurance Agreement.
“SAC Act” means the Bermuda Segregated Accounts Companies Act 2000.
“Second A&R Effective Date” has the meaning set forth in the Reinsurance Agreement.
“Taxes” means all forms of taxation, whether of the United States or elsewhere and whether imposed by a local, municipal, state, federal, foreign or other body or instrumentality, and shall include income, sales, use, gross receipts, value added and premium taxes, together with any related interest, penalties and additional amounts imposed by any taxing authority.
“Transaction Documents” has the meaning set forth in the XOL Agreement.
“Statutory Trust Account” has the meaning set forth in the Reinsurance Agreement.
“Statutory Trust Account Interest” has the meaning set forth in Section 2.05(b).
“Statutory Trust Agreement” has the meaning set forth in the Reinsurance Agreement.
“Statutory Trustee” has the meaning set forth in the Reinsurance Agreement.
“XOL Agreement” has the meaning set forth in the preamble hereto.
Terms Generally. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The Article and Section headings and table of contents contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein except as expressly set forth herein or therein, means such agreement, instrument or statute as from time to time amended, modified or supplemented (when so amended, modified or supplemented in accordance with any provisions thereof permitting such amendments, modifications or supplements), including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. References to a person are also to its permitted successors and assigns.
ARTICLE II
NOTE
Section 2.01     Issuance and Purchase of the Note on the Closing Date; Note Increases. On the Closing Date, the Issuer shall sell and issue to the Noteholder, and the Noteholder shall purchase from the Issuer, a variable principal promissory note (the “Note”) with an initial principal amount of One Million Dollars ($1,000,000) (the “Initial Principal Amount”) for a purchase price of One Million Dollars ($1,000,000).
Section 2.02    Additional Principal Amount Increases and Purchases.
(a)    On each Payment Date, subject to Section 2.02(b), (i) the Noteholder shall increase the Outstanding Principal Amount by the Additional Principal Amount, if any, for such Payment Date, and (ii) in consideration, the Noteholder shall purchase such increase from the Issuer for a purchase price equal to the Additional Principal Amount. At least five (5) Business Days prior to each Payment Date on which there is an Additional Principal Amount, the Issuer shall deliver to the Noteholder a written notice (the “Additional Principal Amount Notice”) that sets forth the Additional Principal Amount for the Payment Date and the related change to the Outstanding Principal Amount (assuming receipt of the required purchase price for such Additional Principal Amount). The Issuer shall record in the Register each Additional Principal Amount for which the Noteholder has made the required payments and the related change to the Outstanding Principal Amount.
(b)    It shall be a condition precedent to the Noteholder’s obligation to purchase any Additional Principal Amount that no Issuer Event of Default has occurred and is continuing on the Payment Date.
(c)    The Additional Principal Amount shall be determined by the Issuer at the end of each Calculation Period. The “Additional Principal Amount” means the greater of zero (0) and an amount equal to the lesser of:
(i)    the lesser of the Funding Shortfall as of the end of such Calculation Period and the Funding Shortfall as of the end of the prior Calculation Period, in each case, without regard to any Additional Principal Amounts due and unpaid; and
(ii)    the result of (a) the Maximum Principal Amount less (b) the Outstanding Principal Amount at the end of the prior Calculation Period.
Notwithstanding the foregoing:
(1)    as of any Payment Date, if any Noteholder Event of Default has occurred and is continuing as of the Payment Date, the Additional Principal Amount shall be increased by the amount necessary to increase the Outstanding Principal Amount to the Maximum Principal Amount; and
(2)    on September 30, 2031, unless the Note is otherwise terminated by agreement of the Parties, the Additional Principal Amount shall equal the amount necessary to increase the Outstanding Principal Amount to the Maximum Principal Amount.

(d)    The Outstanding Principal Amount shall be determined by the Issuer at the end of each Calculation Period. The “Outstanding Principal Amount” means upon issuance, the Initial Principal Amount, and thereafter, on any date of determination, the greater of zero (0) and an amount equal to:
(i)    the proceeds received from the Noteholder for the Initial Principal Amount; plus
(ii)    the aggregate of all payments received from the Noteholder since the Closing Date for Additional Principal Amounts; less
(iii)    the aggregate of all Permitted Issuer Withdrawal Amounts made by the Ceding Insurer and delivered to the Issuer since the Closing Date; less
(iv)    the aggregate of all amounts withdrawn from (and not returned to) the Statutory Trust Account by the Ceding Insurer since the Closing Date (for the avoidance of doubt, this item (iv) shall not include amounts delivered from the Statutory Trust Account to the Issuer for Permitted Issuer Withdrawal Amounts); less
(v)    the aggregate of any Partial Early Redemption Amounts paid to the Noteholder since the Closing Date.
Notwithstanding the foregoing: (A) if on the Maturity Date or the Full Early Redemption Date, the market value of the assets in the Statutory Trust Account is less than or greater than the Outstanding Principal Amount on such date, the Outstanding Principal Amount shall automatically be reduced or increased, as applicable, to the market value of the assets in the Statutory Trust Account on such date (for the avoidance of doubt, the market value of any Letters of Credit in the Statutory Trust Account shall be deemed equal to the aggregate, undrawn face amount of the Letters of Credit); and (B) except in the circumstances described in the immediately preceding clause (A), the Outstanding Principal Amount shall never exceed the Maximum Principal Amount.
Section 2.03    Form of Note; Representation of Noteholder; Securities Legend; Note Register.
(a)    The Note shall be issuable only in physical, registered form and shall initially be registered in the name of Noteholder. The Note shall be substantially in the form of Exhibit A hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and with such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Note, as evidenced by their execution of the Note.
(b)    The Noteholder represents and warrants on the Closing Date and each Payment Date where the Noteholder purchases an Additional Principal Amount that the Noteholder is an “accredited investor” as such term is defined pursuant to Regulation D promulgated under the Securities Act of 1933, as amended, and possesses sufficient knowledge and experience in financial and business matters to enable Noteholder to evaluate the merits and risks of an investment in the Issuer.
(c)    The Note will contain the following legend limiting transfers:
THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR SECURITIES REGULATORY AUTHORITY OF ANY STATE OR JURISDICTION. THIS NOTE HAS BEEN OFFERED AND SOLD PRIVATELY. THE HOLDER HEREOF ACKNOWLEDGES THAT THIS NOTE IS A “RESTRICTED SECURITY” THAT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND AGREES FOR THE BENEFIT OF THE ISSUER AND ITS AFFILIATES THAT THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE NOTE PURCHASE AGREEMENT (I) TO AN AFFILIATE OF THE HOLDER OR (II) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS (A) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (B) A QUALIFIED PURCHASER WITHIN THE MEANING OF SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.
(d)    The Issuer shall maintain the Note in registered form (within the meaning of Temporary Treasury Regulation Section 5f.103-1(c)(2) and Treasury Regulation Section 1.871-14(c)(1)(i)), and shall maintain, with respect to the Note, a register (the “Register”) which shall contain the information to be maintained therein in accordance with the terms of this Agreement.
Section 2.04     Payment of Principal and Interest.
(a)    The Issuer hereby promises to pay to the Noteholder on the Maturity Date the Outstanding Principal Amount and any accrued but unpaid Interest Amount. Upon such payment, the Noteholder shall surrender the Note to the Issuer to be cancelled.
(b)    The Issuer hereby promises to pay to the Noteholder on each Payment Date the Interest Amount for the applicable Calculation Period.
(c)    The “Interest Amount” means on each Payment Date, an amount equal to the following for the immediately preceding Calculation Period:
(i)    the number of months in the Calculation Period divided by twelve (12); multiplied by

(ii)    the sum of:
(A)    300bps multiplied by the Outstanding Principal Amount at the end of the prior Calculation Period; plus
(B)    50bps multiplied by the excess, if any, of the Maximum Principal Amount over the Outstanding Principal Amount at the end of the prior Calculation Period.
Notwithstanding the foregoing, to the extent any portion of any Interest Amount for a Payment Date corresponds to a portion of the Note Facility Fee (as defined in the Reinsurance Agreement) that has not been paid by the Ceding Insurer to the Issuer, such Interest Amount for the Payment Date will automatically be deemed reduced by such unpaid portion of the Note Facility Fee.
Section 2.05     Statutory Trust Account; Statutory Trust Account Interest; Permitted Issuer Withdrawal Amounts.
(a)    The Issuer will deposit all cash amounts and all Letters of Credit received from the Noteholder for the Initial Principal Amount and any Additional Principal Amounts in the Statutory Trust Account (as defined in the Reinsurance Agreement). Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, the Parties acknowledge and agree that: (i) the Statutory Trust Account will not be open as of the Closing Date but is expected to be open shortly thereafter; (ii) until the Statutory Trust Account is opened, the Issuer shall hold the Initial Principal Amount in a bank account (the “Note Account”); (iii) until the Statutory Trust Account is opened, Statutory Trust Account Interest with respect to any Calculation Period, shall mean the investment interest on the assets in the Note Account received by the Issuer during the Calculation Period; and (iv) when the Statutory Trust Account is open, the Issuer will promptly transfer all assets in the Note Account to the Statutory Trust Account.
(b)    On each Payment Date, the Statutory Trust Account Interest for the immediately preceding Calculation Period will be paid by the Issuer to the Noteholder to the extent that the Ceding Insurer has instructed the Statutory Trustee to withdraw assets with a market value at least equal to Statutory Trust Account Interest from the Statutory Trust Account and deliver such assets to the Issuer. “Statutory Trust Account Interest” means with respect to any Calculation Period, means the investment interest on the assets in the Statutory Trust Account received by the Issuer during the Calculation Period.
(c)    The Issuer may request that the Ceding Insurer direct the Statutory Trustee to withdraw assets from the Statutory Trust Account and deliver such assets to the Issuer, without diminution because of the insolvency of the Issuer or the Ceding Insurer, only for the following purposes (each amount withdrawn for such a purpose, a “Permitted Issuer Withdrawal Amount”):
(i)    to pay the Ceding Insurer the absolute value of any negative Periodic Reinsurance Settlement Amount (as defined in the Reinsurance Agreement) due from the Issuer for the Calculation Period, to the extent in excess of the sum of (A) the XOL Settlement Amount (as defined in the XOL Agreement) paid by HLRAB for such Calculation Period and (B) any paid in equity capital held by the Issuer at the time such payment is due to the Ceding Insurer;
(ii)    to pay the Noteholder any Statutory Trust Account Interest;
(iii)    to pay any Reinsurer Expenses described in clauses (ii), (iii) or (iv) of the definition thereof in the Reinsurance Agreement not received from the Ceding Insurer;
(iv)    to pay any Partial Early Redemption Amount; and
(v)    to pay the Outstanding Principal Amount and any accrued but unpaid Interest Amount on the Maturity Date or the Full Early Redemption Date.
(d)    Promptly following withdrawing any Permitted Issuer Withdrawal Amount, the Issuer shall deliver to the Noteholder a written notice (the “Permitted Issuer Withdrawal Amount Notice”) that sets forth the Permitted Issuer Withdrawal Amount and any related change to the Outstanding Principal Amount. The Issuer shall record in the Register any such change to the Outstanding Principal Amount.
Section 2.06     Redemption.
(a)    Partial Early Redemption: Following each Calculation Period, if there is no Funding Shortfall as of the end of the Calculation Period, the Issuer may elect to redeem part of the Outstanding Principal Amount (a “Partial Early Redemption Amount”) on the Payment Date immediately following such Calculation Period to the extent that (i) the market value of the assets in the Statutory Trust Account (for the avoidance of doubt, the market value of any Letters of Credit in the Statutory Trust Account shall be deemed equal to the aggregate, undrawn face amount of the Letters of Credit) removed to pay the Partial Early Redemption Amount would not have caused a Funding Shortfall if removed as of the end of such Calculation Period and (ii) the Ceding Insurer has instructed the Statutory Trustee(including, if applicable, an instruction to draw on or return the Letters of Credit) to withdraw assets with a market value at least equal to the Partial Early Redemption Amount from the Statutory Trust Account and deliver such assets to the Issuer. The Issuer shall record in the Register each Partial Early Redemption Amount for which the Issuer has paid the Noteholder and the related change to the Outstanding Principal Amount.
(b)    Full Early Redemption: The Issuer shall fully redeem the Outstanding Principal Amount within five (5) Business Days (the “Full Early Redemption Date”) following the date that both (i) the Reinsurance Agreement has been terminated and the Reinsurer’s Remaining Obligations Amount (as defined in the Reinsurance Agreement) has been received by the Issuer, (ii) all Issuer obligations that would allow a Permitted Issuer Withdrawal Amount, other than with respect to payment of the Outstanding Principal Amount, have terminated and (iii) the Ceding Insurer has instructed the Statutory Trustee (including if applicable, an instruction to draw on or return the Letters of Credit) to withdraw assets with a market value at least equal to the Outstanding Principal Amount from the Statutory Trust Account and deliver such assets to the Issuer. Upon such full redemption, the Noteholder shall surrender the Note to the Issuer to be cancelled.
Section 2.07    Payments Generally.
(a)    The Issuer shall make each payment required to be made by it hereunder to the Noteholder prior to 3:00 p.m., New York City time, on the date when due, by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth on Exhibit  B or as otherwise directed by the Noteholder on not less than five (5) Business Days’ prior written notice to the Issuer. The Issuer also may make payments of Outstanding Principal Amounts by returning Letters of Credit to the Noteholder (or at the Noteholder’s direction, the issuers of the Letters of Credit), in which case the Issuer’s payment obligation with respect to the Outstanding Principal Amount will be deemed satisfied to the extent of the aggregate, undrawn face amount of the returned Letters of Credit.
(b)    The Noteholder shall make each payment required to be made by it hereunder to the Issuer prior to 3:00 p.m., New York City time, on the date when due, by (i) wire transfer of immediately available funds in accordance with the wire transfer instructions set forth on Exhibit  C or as otherwise directed by the Issuer on not less than five (5) Business Days’ prior written notice to the Noteholder and/or (ii) with Letters of Credit with an aggregate, undrawn face amount equal to the required payment amount.
(c)    If any payment due with respect to the Note shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in United States Dollars.
Section 2.08    Execution and Delivery.
(a)    The Note shall be executed on behalf of the Issuer by an Authorized Officer. The signature of any Authorized Officer on any Note may be manual or facsimile.
(b)    The manual or facsimile signatures on the Note of individuals who were Authorized Officers of the Issuer at the time of execution of the Note shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of the Note or did not hold such offices at the date of the Note.
Section 2.09    Transfer Restrictions, Registration, Registration of Transfer.
(a)    ANY TRANSFER OF ANY INTEREST IN ANY NOTE BY THE NOTEHOLDER MUST BE MADE IN ACCORDANCE WITH THE LEGEND LANGUAGE IN SECTION 2.03(c) AND EXCEPT AN ASSIGNMENT OF THE NOTE BY THE NOTEHOLDER AS DISCUSSED IN SECTION 6.03(f), ONLY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER, WHICH CONSENT SHALL NOT BE UNREASONABLY

WITHHELD. Also, the transfer of the Note shall be subject to the approval of the Bermuda Monetary Authority (if required by Applicable Law). The transfer of the Note shall be registered on the Register upon surrender of such Note to the Issuer, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by, the registered Noteholder thereof or its attorney duly authorized in writing.
(b)    Upon surrender for registration of a permitted transfer of any Note at the office or agency of the Issuer and the request of the Noteholder to the Issuer, the Issuer shall (i) execute and deliver to the Noteholder in the name of the designated transferee, a new Note of like tenor and aggregate principal amount and (ii) make all necessary entries in the related Register to reflect the designated transferee as the holder of the Note surrendered for registration of a permitted transfer, in each case, promptly, but in no case later than 5:00 p.m. New York City time on the Business Day following the date such Note is surrendered for registration of a permitted transfer.
(c)    A replacement Note issued upon any registration of a permitted transfer of any Note shall be the valid obligation of the Issuer, evidencing the same debt, and entitled to the same benefits under this Agreement, as each Note surrendered upon such registration of transfer and references to “Note” in this Agreement shall be deemed to be references to the replacement Note.
Section 2.10.    Mutilated, Destroyed, Lost and Stolen Notes
(a)    If the Note is mutilated and is surrendered to the Issuer, the Issuer shall execute and deliver in exchange therefor a new Note of like tenor and outstanding principal amount and bearing a new number. If there shall be delivered to the Issuer (i) evidence to the Issuer’s satisfaction of the destruction, loss or theft of the Note (which evidence shall be, in the case of an institutional investor, notice from such institutional investor of such ownership and such loss, theft or destruction) and (ii) such security or indemnity as may be required by them to hold the Issuer and any of its agents harmless, then, in the absence of notice to the Issuer that such Note has been acquired by a bona fide note holder, the Issuer shall execute and deliver in lieu of any such destroyed, lost or stolen Note, a new Note of the same series and of like tenor and principal amount then outstanding and bearing a number not contemporaneously outstanding.
(b)    In case the Note is mutilated, destroyed, lost or stolen, and has become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay the Outstanding Principal Amount of the Note and any accrued but unpaid interest thereon.
(c)    Upon the issuance of any replacement Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses connected therewith.
(d)    Each Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall be the valid obligation of the Issuer, and entitled to the same benefits under this

Agreement to which the destroyed, lost or stolen Note was entitled, and references to “Note” shall be deemed to be references to the replacement Note.
Section 2.11    Cancellation. The Issuer may at any time cancel the Note if previously delivered hereunder or acquired by the Issuer in any manner whatsoever. No Note shall be executed and delivered in lieu of or in exchange for the Note cancelled as provided in this Section, except as expressly permitted by this Agreement. If the Note is cancelled and is held by the Issuer, the Note shall be held or destroyed by the Issuer in accordance with the Issuer’s standard retention or disposal policy as in effect at the time.
Section 2.12    Persons Deemed Owners. Prior to due presentment of the Note for registration of permitted transfer, the Issuer and any agent of the Issuer may treat the Person in whose name such Note is registered in the Register as the absolute owner of the Note for the purpose of receiving payment on the Note and for all other purposes whatsoever, whether or not the Note be overdue, and neither the Issuer nor any agent of the Issuer shall be affected by notice to the contrary.
Section 2.13    Acts of Noteholder. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Note to be given or taken by the Noteholder shall be given by the Noteholder.
Section 2.14     No Additional Amounts. All amounts due from the Issuer or the Noteholder will be paid without any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any Governmental Authority, except to the extent such withholding or deduction is permitted by Section 8.06 or otherwise required by Applicable Law.
ARTICLE III
TERM
Section 3.01     Term. This Agreement shall remain in force until all amounts due and payable by each Party under this Agreement and the Note have been paid in full.
Section 3.02    Survival. The terms and conditions set forth in Article I, Article VII and Article VIII shall remain in full force and effect after termination of this Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.01    Representation and Warranties of the Issuer. The Issuer hereby represents and warrants to Noteholder as of the Closing Date, and on each Payment Date where the Noteholder is required to purchase any Additional Principal Amount (except for the representations and warranties set forth herein given as of a specific date, which representations shall be true as of the dates such representations were given, the following):
(a)    Organization; Powers. The Issuer is duly licensed and authorized under the laws of Bermuda, has all requisite corporate power and authority to carry on its business as now conducted and to execute and deliver this Agreement and perform its obligations hereunder and is duly qualified and in good standing in each jurisdiction in which such qualification is required by Applicable Law.
(b)    Authorization; Enforceability. The execution, delivery and performance of the Issuer of this Agreement is within the corporate powers of the Issuer and has been duly authorized by all necessary corporate and, if required, stockholder action on the part of the Issuer. This Agreement has been duly executed and delivered by the Issuer and, assuming the due execution and delivery of this Agreement by the Noteholder, constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)    Approvals; No Conflicts. The execution, delivery and performance by the Issuer of this Agreement and the consummation of the transactions contemplated hereby (i) do not require the expiration of any applicable waiting period of, or any consent, approval or non-disapproval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except such as have expired, been obtained or made and are in full force and effect, (ii) do not violate (A) any Applicable Law or (B) the Constituent Documents of the Issuer, (iii) do not conflict with or result in a default under any indenture, agreement or other instrument binding upon the Issuer or its assets, or give rise to a right thereunder to require any payment to be made by the Issuer and (iv) do not result in or require the creation of any Lien upon or in respect of any assets of the Issuer, except, in the case of (i), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to result in an Issuer Material Adverse Effect.
(d)    Legal Proceedings. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Issuer, threatened against or affecting the Issuer or this Agreement that would reasonably be expected, individually or in the aggregate, to result in an Issuer Material Adverse Effect.
(e)    No Issuer Material Adverse Effect. Since December 31, 2020, there has been no Issuer Material Adverse Effect, nor has there occurred any event, condition, action or omission that, with the passage of time, would reasonably be expected to, individually or in the aggregate, have an Issuer Material Adverse Effect.
(f)    Absence of Liens or Indebtedness. There is no Lien on any property or asset now owned by the Issuer that would reasonably be expected to result in an Issuer Material Adverse Effect. Except for the Note, the Issuer has not incurred any indebtedness or issued any bonds, notes, surplus notes, debentures, or other debt securities of the Noteholder, if such action would reasonably be expected to result in an Issuer Material Adverse Effect.

Representation and Warranties of the Noteholder. The Noteholder hereby represents and warrants to the Issuer as of the Closing Date, and on each Payment Date where the Noteholder is required to purchase any Additional Principal Amount (except for the representations and warranties set forth herein given as of a specific date, which representations shall be true as of the dates such representations were given, the following):
(a)    Due Organization. The Noteholder is duly licensed and authorized under the laws of the State of Delaware, has all requisite corporate power and authority to carry on its business as now conducted and to execute and deliver this Agreement and perform its obligations hereunder and is duly qualified and in good standing in each jurisdiction in which such qualification is required by Applicable Law.
(b)    Due Authorization; Enforceability. The execution, delivery and performance of the Noteholder of this Agreement is within the corporate powers of the Noteholder and has been duly authorized by all necessary corporate and, if required, stockholder action on the part of the Noteholder. This Agreement has been duly executed and delivered by the Noteholder and, assuming the due execution and delivery of this Agreement by the Issuer, constitutes the legal, valid and binding obligation of the Noteholder, enforceable against the Noteholder in accordance with its terms, subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)    Approvals; No Conflicts. The execution, delivery and performance by the Noteholder of this Agreement and the consummation of the transactions contemplated hereby (i) do not require the expiration of any applicable waiting period of, or any consent, approval or non-disapproval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except such as have expired, been obtained or made and are in full force and effect, (ii) do not violate (A) any Applicable Law or (B) the Constituent Documents of the Noteholder, (iii) do not conflict with or result in a default under any indenture, agreement or other instrument binding upon the Noteholder or its assets, or give rise to a right thereunder to require any payment to be made by the Noteholder and (iv) do not result in or require the creation of any Lien upon or in respect of any assets of the Noteholder, except, in the case of (i), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to result in a Noteholder Material Adverse Effect..
(d)    Legal Proceedings. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Noteholder, threatened against or affecting the Noteholder or this Agreement that would reasonably be expected, individually or in the aggregate, to result in a Noteholder Material Adverse Effect.
(e)    No Noteholder Material Adverse Effect. Since December 31, 2020, there has been no Noteholder Material Adverse Effect, nor has there occurred any event, condition, action or omission that, with the passage of time, would reasonably be expected to, individually or in the aggregate, have a Noteholder Material Adverse Effect.

(f)    Absence of Liens or Indebtedness. There is no Lien on any property or asset now owned by the Noteholder that would reasonably be expected to result in a Noteholder Material Adverse Effect. The Noteholder has not incurred any indebtedness or issued any bonds, notes, surplus notes, debentures, or other debt securities of the Noteholder, if such action would reasonably be expected to result in a Noteholder Material Adverse Effect.
(g)    Independent Evaluation. (i) The Noteholder is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated by the Agreement; (ii) the Noteholder has consulted with its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, (iii) the Noteholder has not relied upon the judgment of the Issuer or HLRAB or its Affiliates with respect to such transactions; and (iv) the Issuer and HLRAB each have been acting solely as a principal, and the Issuer and HLRAB and its Affiliates have not been, and will not be, acting as an advisor, agent or fiduciary for the Noteholder or its Affiliates.
(h)    Ownership of the Ceding Insurer. The Ceding Insurer is an indirect, wholly owned subsidiary of the Noteholder.
(i)    Representations and Warranties of Noteholder’s Affiliates in Transaction Documents. Each of the representations and warranties of the Noteholder’s Affiliates set forth in any Transaction Document to which any such Affiliate is a party is true and correct in all material respects (other than those representations and warranties that have materiality or material adverse effect qualifiers, which shall be true and correct in all respects) and is incorporated herein for the benefit of the Issuer as if set forth in full herein. No amendment or modification to, or waiver of, any such representations or warranties under the terms of the Transaction Documents in which they are made shall be applicable for purposes of this representation or warranty unless the Noteholder provides its prior written consent thereto.
ARTICLE V
COVENANTS
Section 5.01    Certain Issuer Covenants. For so long as this Agreement is in force, the following covenants and agreements are hereby made by the Issuer in favor of the Noteholder:
(a)    Corporate Existence. The Issuer shall do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, both organizational and statutory, licenses, permits, privileges and franchises material to the conduct of its business and to perform its obligations under this Agreement.
(b)    Compliance with Applicable Laws. The Issuer shall comply with all Applicable Laws of, all applicable restrictions imposed by, and all material permits and licenses issued to the Issuer by, any Governmental Authority applicable to it, including statutory insurance requirements, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in an Issuer Material Adverse Effect.

(c)    Compliance with Constituent Documents and Transaction Documents. The Issuer shall comply with all of the terms and conditions of, and its obligations under, and enforce its rights under, its Constituent Documents and the Transaction Documents to which it is a party.
(d)    No Fundamental Changes. Without the Noteholder’s prior written consent, which consent shall not be unreasonably withheld, Kubera SAC shall not permit the Issuer to (i) sell, convey, transfer or otherwise dispose of, directly or indirectly, all or substantially all of the assets of the Issuer to any other Person, other than assets in the Statutory Trust Account liquidated for the purpose of a Permitted Issuer Withdrawal Amount or (ii) change its name. [Kubera SAC shall not consolidate, amalgamate or merge with or into any Person, or redomesticate to another jurisdiction, without the prior written consent of the Noteholder (such consent not to be unreasonably withheld).]
(e)    Limitations on Liens and Indebtedness. The Issuer shall not create, incur, assume or permit to exist any Lien would reasonably be expected to result in an Issuer Material Adverse Effect. Except for the Note, the Issuer shall not incur any indebtedness or issue any bonds, notes, surplus notes, debentures, or other debt securities of the Issuers, if such action would reasonably be expected to result in an Issuer Material Adverse Effect.
(f)    Taxes. The Issuer shall timely pay all amounts of Taxes due with respect to its property and assets in accordance with Applicable Law, except (x) Taxes that are being contested in good faith by appropriate proceedings and for which the Issuer has set aside on its books adequate reserves or (y) to the extent that the failure to do so would not reasonably be expected to, individually or in the aggregate, have an Issuer Material Adverse Effect.
(g)    Notice of Material Event. The Issuer shall furnish the Noteholder with prompt written notice of any of the following: (i) any material correspondence, including all orders, of or to any Governmental Authority relating to this Agreement or the transactions contemplated hereby, excluding Bermuda Monetary correspondence or requests of a general nature directed to all similarly situated insurance companies and not directly addressing or referencing the terms of this Agreement or the transactions contemplated by the Transaction Documents; (ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority by, against or involving the Issuer; or (iii) any other development that results in, or would reasonably be expected to result in, an Issuer Material Adverse Effect.
(h)    Limitation on Certain Issuer Actions. The Issuer, without the prior written consent of the Noteholder:
(i)    shall not, enter into contracts or agreements other than the Transaction Documents to which it is a party and any management/services agreement reasonably required for the Issuer’s operations and business;

(ii)    shall not, conduct any business other than (Y) the reinsurance assumed under this Agreement and the reinsurance ceded under the XOL Agreement and (Z) any other business contemplated by the Transaction Documents to which it is a party.
Section 5.02    Certain Noteholder Covenants. For so long as this Agreement is in force, the following covenants and agreements are hereby made by the Noteholder in favor of the Issuer:
(a)    Corporate Existence. The Noteholder shall do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, both organizational and statutory, licenses, permits, privileges and franchises material to the conduct of its business and to perform its obligations under this Agreement.
(b)    Compliance with Applicable Laws. The Noteholder shall comply with all Applicable Laws of, all applicable restrictions imposed by, and all material permits and licenses issued to the Noteholder by, any Governmental Authority applicable to it, including statutory insurance requirements, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Noteholder Material Adverse Effect.
(c)    Compliance with Constituent Documents and Transaction Documents. The Noteholder shall comply with all of the terms and conditions of, and its obligations under, and enforce its rights under, its Constituent Documents and the Transaction Documents to which it is a party.
(d)    Limitations on Liens and Indebtedness. The Noteholder shall not create, incur, assume or permit to exist any Lien that would reasonably be expected to result in a Noteholder Material Adverse Effect. The Noteholder shall not incur any indebtedness or issue any bonds, notes, surplus notes, debentures, or other debt securities of the Noteholder, if such action would reasonably be expected to result in a Noteholder Material Adverse Effect.
(e)    Taxes. The Noteholder shall timely pay all amounts of Taxes due with respect to its property and assets in accordance with Applicable Law, except (x) Taxes that are being contested in good faith by appropriate proceedings and for which the Noteholder has set aside on its books adequate reserves or (y) to the extent that the failure to do so would not reasonably be expected to, individually or in the aggregate, have a Noteholder Material Adverse Effect.
(f)    Notice of Material Event. The Noteholder shall furnish the Issuer with prompt written notice of any of the following: (i) any material correspondence, including all orders, of or to any Governmental Authority relating to this Agreement or the transactions contemplated hereby, excluding NAIC correspondence or requests of a general nature directed to all similarly situated insurance companies and not directly addressing or referencing the terms of this Agreement or the transactions contemplated by the Transaction Documents; (ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental

Authority by, against or involving the Noteholder; or (iii) any other development that results in, or would reasonably be expected to result in a Noteholder Material Adverse Effect.
(g)    Maintenance of Ceding Insurer’s RBC. The Noteholder agrees to maintain the Ceding Insurer’s Total Adjusted Capital at (i) a minimum level of 250% of the Ceding Insurer’s CAL as reported on its statutory financial statements and (ii) at a minimum level of 125% of the Ceding Insurer’s CAL as reported on its statutory financial statements but excluding the effects of any financial reinsurance, including the Reinsurance Agreement. “Total Adjusted Capital” means Total Adjusted Capital (as defined in the NAIC Risk Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto), and “CAL” means the Ceding Company Action Level RBC (as defined in the NAIC Risk Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto).
(h)    Noteholder Ownership of Ceding Insurer. The Ceding Insurer shall remain an indirect, wholly-owned subsidiary of the Noteholder.
Section 5.03    Covenant of Each Party. For so long as this Agreement is in force, each Party covenants and agrees with the other Party that if there is an Accounting, Tax, Regulatory or Ratings Change (as defined in the Reinsurance Agreement), the Issuer and the Noteholder agree that the Parties shall work in good faith to amend (and as applicable, use their commercially reasonable efforts to cause any applicable Affiliate to amend) all Transaction Documents in order to return all parties to their position immediately prior to such change. No Party shall unreasonably withhold its consent for amending the Transaction Documents in this manner.
ARTICLE VI
EVENTS OF DEFAULT
Section 6.01    Issuer Events of Default. If any of the following events shall occur, such event shall constitute an “Issuer Event of Default”:
(a)    the Issuer fails to pay any Interest Amount or Outstanding Principal Amount when due, and such event is not cured within five (5) Business Days of receiving written notice of the event from the Noteholder; provided, however, that to the extent (i) any portion of an Interest Amount corresponds to a portion of the Note Facility Fee (as defined in the Reinsurance Agreement) that has not been paid by the Ceding Insurer to the Issuer or (ii) the Ceding Insurer has not instructed the Statutory Trustee (including if applicable, an instruction to draw on the Letters of Credit to the Statutory Trustee) to withdraw assets with a market value at least equal to the Outstanding Principal Amount from the Statutory Trust Account and deliver such assets to the Issuer, the Issuer’s failure to pay such portion of the Interest Amount or failure to pay the Outstanding Principal Amount, as applicable, shall not be deemed an Issuer Event of Default;
(b)    any representation or warranty made by the Issuer is incorrect in any material respect (unless such representation or warranty is qualified by materiality or Issuer Material Adverse Effect, in which case, such representation or warranty is incorrect in any respect), and such event is not cured within forty-five (45) days of receiving written notice of the event from the Noteholder;
(c)    the Issuer fails to observe or perform any of its covenants in this Agreement in any material respect (unless such covenant is qualified by materiality or Issuer Material Adverse Effect, in which case, if such covenant fails to be observed or performed in any respect), and such event is not cured within forty-five (45) days of receiving written notice of the event from the Noteholder; and
(d)    the Issuer disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of the Note or this Agreement.
Section 6.02    Remedies Upon an Issuer Event of Default. If any Issuer Event of Default occurs and is continuing, the Noteholder may take any or all of the following actions at the same or different times, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer: (a) notify the Issuer that the condition precedent described in Section 2.02(b) to the Noteholder’s obligation to purchase any Additional Principal Amount has not been satisfied; and/or (b) exercise on behalf of itself all rights and remedies available to it under this Agreement or Applicable Law.
Section 6.03    Noteholder Events of Default. If any of the following events shall occur, such event shall constitute a “Noteholder Event of Default”:
(a)    the Noteholder fails to pay the purchase price for the Initial Principal Amount or any Additional Principal Amount when due, and such event is not cured within five (5) Business Days of receiving written notice of the event from the Issuer;
(b)    any representation or warranty made by the Noteholder in this Agreement is incorrect in any material respect (unless such representation or warranty is qualified by materiality or Noteholder Material Adverse Effect, in which case, if such representation or warranty is incorrect in any respect), and such event is not cured within forty-five (45) days of receiving written notice of the event from the Issuer;
(c)    the Noteholder fails to observe or perform any of its covenants in this Agreement, other than Section 5.02(h), in any material respect (unless such covenant is qualified by materiality or Noteholder Material Adverse Effect, in which case, if such covenant fails to be observed or performed in any respect), and such event is not cured within forty-five (45) days of receiving written notice of the same from the Issuer;
(d)    the Noteholder disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of the Note or this Agreement;
(e)    (i) the Ceding Insurer ceases issuing new insurance business, (ii) the Noteholder or the Ceding Insurer is placed in, or files any petition seeking, receivership or any bankruptcy or insolvency proceeding or any similar proceeding or relief under any debtor relief law, or (iii) the Note Holder or the Ceding Insurer applies for or consents to the appointment of a receiver or a similar official;
(f)    the Noteholder fails to observe or perform the covenant in Section 5.02(h), unless (i) in connection with such Change of Control of the Noteholder or the Ceding Insurer, such failure is consented to by the Issuer, which consent shall not be unreasonably withheld or (ii) in connection with such Change of Control of the Ceding Insurer and concurrent therewith, this Agreement and the Note are assigned (without any change in terms not consented to by the Issuer in its sole discretion) to a Person that will directly or indirectly own 100% of the voting securities of the Ceding Insurer upon such Change of Control and at such time, the assignee has the same or greater issuer credit rating as the Noteholder by S&P, Fitch or Moody’s;
(g)    the issuer credit rating of Noteholder is either withdrawn or falls two notches, or in the twelve (12) months immediately following a Change of Control of the Noteholder of the type contemplated by clause (f) above, falls one notch, below the rating as of the Closing Date by S&P;
(h)    in the twelve (12) months immediately following a Change of Control of the Ceding Insurer of the type contemplated by clause (f) above, the financial strength rating of the Ceding Insurer is either withdrawn or falls two notches below the rating as of the Closing Date by any two of S&P, Moody’s and Fitch; or
(i)    the Ceding Insurer has failed to instruct the Statutory Trustee (including if applicable, an instruction to draw on the Letters of Credit to the Statutory Trustee) to withdraw from the Statutory Trust Account assets with a market value at least equal to any Permitted Issuer Withdrawal Amount described in Section 2.05(c)(i) or Section 2.05(c)(iii) and deliver such assets to the Issuer, and such event is not cured within five (5) Business Days of receiving written notice of the event from the Issuer.
Section 6.04    Remedies Upon a Noteholder Event of Default. If any Noteholder Event of Default occurs and is continuing, the Issuer may take any or all of the following actions at the same or different times, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Noteholder: (a) in accordance with Section 2.02(c)(iii), as of any Payment Date where a Noteholder Event of Default has occurred and is continuing, increase the Additional Principal Amount by the amount necessary to increase the Outstanding Principal Amount to the Maximum Principal Amount; and/or (b) exercise on behalf of itself all rights and remedies available to it under this Agreement or Applicable Law.
ARTICLE VII
ARBITRATION
Section 7.01    Agreement to Arbitrate; Request for Arbitration. As a condition precedent to any right of action arising hereunder, any dispute arising out of or relating to the interpretation, performance or breach of this Agreement, as well as the formation and/or validity thereof, whether arising before or after termination of this Agreement, shall be referred to and resolved by a panel of three arbitrators. Either Party may request arbitration in writing, such request to be using the notice provisions set forth in Section 8.01.
Section 7.02    Selection of the Arbitration Panel. One arbitrator shall be chosen by each Party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator (the “Umpire”) who shall preside at the hearing. All arbitrators shall be disinterested active or former officers of life insurance or life reinsurance companies. If either Party fails to appoint its arbitrator, or fails to notify the other Party of the name of the arbitrator so appointed, within thirty (30) days after being requested to do so by the other Party, the latter, after ten (10) days’ written notice of its intention to do so, may appoint the second arbitrator. If the two (2) arbitrators are unable to agree upon the appointment of the Umpire within thirty (30) days of their appointment, each Party shall, each through its appointed arbitrator, nominate five (5) Umpire candidates, of whom the other Party, through its appointed arbitrator, shall strike four (4) candidates, and the decision between the two (2) remaining candidates determined by a random selection methodology agreed between the two (2) appointed arbitrators.
Section 7.03    Confidentiality. All arbitration proceedings initiated hereunder shall be confidential as against third parties. In any court proceedings initiated pursuant or ancillary to such arbitration, the Parties shall attempt to file arbitration papers “under seal” or under a similar designation to preserve and ensure the confidential nature of the proceeding.
Section 7.04    Scheduling. Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for a hearing. Within sixty (60) days after the beginning of the arbitration proceedings the arbitrators will issue a written decision on the dispute and a statement of any award to be paid as a result.
Section 7.05    Conduct of the Arbitration and the Award. The panel shall be relieved of all judicial formality and shall not be bound by rules of procedure and evidence. The arbitration shall take place in New York, New York unless otherwise agreed between the Parties. The decision of any two (2) arbitrators when rendered in writing shall be final and binding on the Parties to the dispute, and there will be no further appeal. Judgment may be entered upon the final decision of the arbitration panel in any court having jurisdiction. The panel is empowered to grant interim relief as it may deem appropriate. In no event may the arbitrators award punitive, exemplary or consequential damages. Judgment upon the award may be entered in any court having jurisdiction thereof.
Section 7.06    Costs. Each Party shall bear the costs of the arbitrator it selected and will bear, jointly and equally with the other Party, the costs of the Umpire. The panel will allocate the remaining costs of the arbitration. The panel may, at its discretion, award such further costs, interest and expenses as it considers appropriate, including, without limitation, legal fees; provided, however, that the panel shall not award punitive, exemplary or consequential damages.

ARTICLE VIII
MISCELLANEOUS
Section 8.01    Notices. Any notice and other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by e-mail, or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by e-mail or, if mailed, on the date shown on the receipt therefore, as follows:
if to the Noteholder:
F&G Annuities & Life, Inc.
801 Grand Ave. Suite 2600
Des Moines, Iowa 50309
Attention: General Counsel
With a copy to:
F&G Annuities & Life, Inc.
801 Grand Ave. Suite 2600
Des Moines, Iowa 50309
if to the Issuer:
Hannover Life Reassurance Company of America (Bermuda) Ltd.
c/o Ocorian Services (Bermuda) Ltd.
Victoria Place, 5th Floor,
31 Victoria Street,
Hamilton HM10, Bermuda
Attention: General Counsel
with a copy to:
Hannover Life Reassurance Company of America
200 S. Orange Ave. – Suite 1900
Orlando, Florida 32801
Attn: General Counsel
Either Party may change the names or addresses where notice is to be given by providing notice to the other party of such change in accordance with this Section 8.01.
Section 8.02    Waivers; Amendments.
(a)    No consent or waiver, express or implied, by either Party to or of any breach or default by any other Party in the performance by such other Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such other Party hereunder. Failure on the part of any Party to complain of any act or failure to act of any other Party or to declare any other Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first Party of any of its rights hereunder.
(b)    Any change or modification of this Agreement will be null and void unless made by an amendment to the Agreement, signed by both the Parties.
Section 8.03    Entire Agreement. This Agreement, and the other Transaction Documents, supersede any and all prior discussions and understandings between the Parties and, upon their respective execution, constitute the sole and entire Agreement with respect to the subject matter hereof.
Section 8.04    Confidentiality. The Noteholder agrees to maintain the confidentiality of the pricing and/or fee terms of the Note and this Agreement, except that such information may be disclosed (a) to its hedge counterparties, Affiliates, directors, officers, employees and agents, including accountants, auditors, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such pricing and fee terms confidential), (b) to the extent requested by any regulatory or self-regulatory authority (including the NAIC), (c) to the extent required by Applicable Law or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies under this Agreement or under the any other Transaction Document or any suit, action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (e) with the prior written consent of the Issuer, (f) to any nationally recognized statistical rating agency in connection with a rating of the Noteholder’s or the Noteholder’s Affiliates or (g) to the extent such pricing and/or fee information (i) is or becomes publicly available other than as a result of a breach of this Section 8.04 or (ii) is or becomes available to the Noteholder, and such Person has no actual knowledge that the provision of such information is in violation of a confidentiality restriction.
Section 8.05    Indemnity.
(a)    The Noteholder agrees to indemnify the Issuer and each of its Affiliates and the respective directors, officers, employees, agents and advisors of the Issuer and its Affiliates (each such Person being called an “Issuer Indemnitee”) against, and hold each Issuer Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Issuer Indemnitee, incurred by any Issuer Indemnitee, or asserted against any Issuer Indemnitee by any third party or by the Noteholder or an Affiliate of the Noteholder arising out of, in connection with, or in any manner related to (I) a Noteholder Event of Default or the Noteholder’s breach or inaccuracy, as applicable, of any representations, warranties, covenants or agreements made by the Noteholder in this Agreement or any of the Transaction Documents to which it is a party or (II) any Reinsurer Expenses described in clauses (ii), (iii) or (iv) of the definition thereof in the Reinsurance Agreement to the extent not received from the Ceding Insurer and for which the Ceding Insurer has not instructed the Statutory Trustee (including if applicable, an instruction to draw on the Letters of Credit to the Statutory Trustee) to withdraw assets with a market value at least equal to such Reinsurer Expenses from the Statutory Trust Account and deliver such assets to the Issuer; provided, however, that such indemnity shall not, as to any Issuer Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses arise out of, in connection with or as a result of (x) gross negligence or willful misconduct of such Issuer Indemnitee or (y) a material breach by such Issuer Indemnitee of its contractual obligations under the Transaction Documents, in the case of clauses (x) or (y), as determined in a final, non-appealable judgment by a court of competent jurisdiction.
(b)    The Issuer agrees to indemnify the Noteholder and each of its Affiliates and the respective directors, officers, employees, agents and advisors of the Noteholder and its Affiliates (each such Person being called a “Noteholder Indemnitee”) against, and hold each Noteholder Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Noteholder Indemnitee, incurred by any Noteholder Indemnitee, or asserted against any Noteholder Indemnitee by any third party or by the Issuer or an Affiliate of the Issuer arising out of, in connection with, or in any manner related to an Issuer Event of Default or the Issuer’s breach or inaccuracy, as applicable, of any representations, warranties, covenants or agreements made by the Issuer in this Agreement or any of the Transaction Documents to which it is a party; provided, however, that such indemnity shall not, as to any Noteholder Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses arise out of, in connection with or as a result of (x) gross negligence or willful misconduct of such Noteholder Indemnitee or (y) a material breach by such Noteholder Indemnitee of its contractual obligations under the Transaction Documents, in the case of clauses (x) or (y), as determined in a final, non-appealable judgment by a court of competent jurisdiction.
(c)    All amounts due under this Section 8.05 shall be payable not later than thirty (30) days after written demand therefor.
(d)    To the extent permitted by Applicable Law, neither Noteholder or Issuer nor any Issuer Indemnitee or Noteholder Indemnitee shall assert, and the Noteholder and Issuer and each Noteholder Indemnitee and Issuer Indemnitee hereby waives, any claim against any Party hereto on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Transaction Document or any agreement or instrument contemplated thereby.
Section 8.06    Foreign Account Tax Compliance Act (“FATCA”).
(a)    Pursuant to Chapter 4 of the Internal Revenue Code as amended from time to time, the Issuer and the Noteholder agree to comply with all requirements of FATCA for the duration of the Agreement. As soon as practicable after the Closing Date, but no later than five (5) days prior to the end of the first Calculation Period, the Issuer and the Noteholder shall each provide to the other all FATCA documentation required by the Internal Revenue Service (“IRS”) which may include a valid W-8, W-8BEN, W-8BEN-E, W-8EXP, W-9, or such other documentation approved for use by the IRS, that confirms any withholding requirements, or absence thereof.

(b)    The Parties agree that should (i) the Issuer fail to provide the Noteholder with the required FATCA documentation in a timely manner, the Noteholder shall have the right to withhold from the Issuer any amounts necessary up to the maximum amount allowed by law in order to be in compliance with FATCA, and (ii) the Noteholder fail to provide the Issuer with the required FATCA documentation in a timely manner, the Issuer shall have the right to withhold from the Noteholder any amounts necessary up to the maximum amount allowed by law in order to be in compliance with FATCA.
Section 8.07    Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties. Except as an assignment of this Agreement by the Noteholder as discussed in Section 6.03(f), neither Party may assign any of its duties or obligations hereunder without the prior written consent of the other Party. The Issuer may not assign any of its duties or obligations under the Note without the prior written consent of the Noteholder. The Noteholder may not assign or transfer any of its rights under the Note except in accordance with Section 2.09.
Section 8.08    Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument, and either of the Parties may execute this Agreement by signing such counterpart.
Section 8.09    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
(a)    Except with respect to Section 8.16, which shall be governed by applicable Bermuda law, this Agreement and its enforcement will be governed by, and interpreted in accordance with, the laws of the State of Iowa applicable to agreements made and to be performed entirely within such state without regard to the conflicts of law provisions thereof.
(b)    Subject to Parties’ agreement and obligation to arbitration pursuant to Article VII, each Party hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of Iowa and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding may be heard and determined in such United States District Court for the Southern District of Iowa, (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the United States District Court for the Southern District of Iowa and (iii) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH

OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 8.10    Currency. All financial data required to be provided pursuant to the terms of this Agreement shall be expressed in United States dollars. All payments and all settlements of account between the Parties shall be paid, to the extent provided herein, on a net basis in cash, in United States dollars, unless otherwise agreed by the Parties.
Section 8.11    Severability. If any provision of this Agreement, except for Section 8.16, is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.
Section 8.12    Cumulative Remedies. The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Applicable Law.
Section 8.13    Offset and Recoupment. Any undisputed payment obligations, debts or credits, in favor of or against either the Issuer or the Noteholder under this Agreement or the Note, whether matured, unmatured, liquidated or unliquidated, are deemed mutual debts or credits and shall automatically, without any further action required of either Party, be offset or recouped, and only the balance applicable to either the Issuer or the Noteholder shall be allowed or paid.
Section 8.14    Errors and Omissions. Unintentional clerical errors, omissions or misunderstandings in the administration of this Agreement by either the Issuer or the Noteholder shall not invalidate the financing provided hereunder provided the error, omission or misunderstanding is corrected promptly after discovery. Both Parties shall be restored, to the extent possible, to the position they would have occupied had the error, omission or misunderstanding not occurred.
Section 8.15    Payments Set Aside. To the extent that any payment by or on behalf of one Party is made to the other Party, and such payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, rehabilitator, conservator, custodian, liquidator, receiver or any other party, in connection with any proceeding under any Applicable Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made.
Section 8.16    Limit of Recourse. Pursuant to Kubera SAC’s registration under the SAC Act, with respect to this Agreement, there shall only be recourse by the Noteholder to the assets linked to the segregated account of Kubera SAC named “Annuity Reinsurance Cell A1” and on any date of determination, the Issuer’s liabilities shall not exceed the market value of the assets linked to Annuity Reinsurance Cell A1. In the event of the exhaustion of the assets linked to Annuity Reinsurance Cell A1, with respect to this Agreement, there shall be no recourse by the Noteholder or any other Person to the assets which are linked to any other segregated account (as that term is defined in the SAC Act) established by Kubera SAC or to the general account (as that term is defined in the SAC Act) of Kubera SAC, or to any owner of any interest in Kubera SAC or any of its segregated accounts, any affiliate of Kubera SAC, any director, officer or employee of Kubera SAC or its affiliates or to any other Person. There will be no obligation whatsoever for Kubera SAC to use any of its property or assets, other than the assets linked to Annuity Reinsurance Cell A1, to satisfy any claim with respect to this Agreement in the event of the exhaustion of the assets linked to Annuity Reinsurance Cell A1. For the purposes of this Section 8.16, references to “Annuity Reinsurance Cell A1” shall include any successor name or designation of such segregated account of Kubera SAC on a change of name or designation of such segregated account.
[Remainder of page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective Authorized Officers, thereunto duly authorized, all as of the Closing Date.

KUBERA INSURANCE (SAC) LTD.

ACTING IN RESPECT OF ITS
SEGREGATED ACCOUNT “ANNUITY
REINSURANCE CELL A1”

By:	/s/ Peter Schaefer
Name: Peter Schaefer
Title: President and CEO

By:	/s/ Clinton Thompson
Name: Clinton Thompson
Title: EVP; Chief Financial Officer

F&G ANNUITIES & LIFE, INC.

By:	/s/ Wendy J.B. Young
Name: Wendy J.B. Young
Title: Chief Risk Officer

Exhibit A
Form of Note
OFFERED AND SOLD PRIVATELY. THE HOLDER HEREOF ACKNOWLEDGES THAT THIS NOTE IS A “RESTRICTED SECURITY” THAT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND AGREES FOR THE BENEFIT OF THE ISSUER AND ITS AFFILIATES THAT THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE NOTE PURCHASE AGREEMENT (I) TO AN AFFILIATE OF THE HOLDER OR (II) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS (A) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (B) A QUALIFIED PURCHASER WITHIN THE MEANING OF SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.
VARIABLE PRINCIPAL PROMISSORY NOTE
[            ], 2021
FOR VALUE RECEIVED, KUBERA INSURANCE (SAC) LTD., a Bermuda domiciled insurance company, registered under the Bermuda Segregated Accounts Companies Act 2000, acting in respect of its segregated account “ANNUITY REINSURANCE CELL A1” (the “Issuer”), promises to pay to the order of F&G ANNUITIES & LIFE, INC., a Delaware corporation (the “Noteholder”), (i) the Outstanding Principal Amount on the Maturity Date, and (ii) the applicable Interest Amount on each Payment Date.
This Variable Funding Note (the “Note”) is issued by the Issuer pursuant to the Note Purchase Agreement by and between the Issuer and the Noteholder, dated as of the date hereof, as the same may be amended from time to time (the “Note Purchase Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms are given in the Note Purchase Agreement.
This Note evidences the Initial Principal Amount and all Additional Principal Amounts purchased pursuant by the Noteholder pursuant to the Note Purchase Agreement. The Outstanding Principal Amount is subject to adjustment and early redemption as specified in the Note Purchase Agreement.
All payments with respect to this Note shall be made by the Issuer in U.S. dollars in the manner specified therefor in the Note Purchase Agreement. All payments with respect to this Note shall be recorded by the Issuer in its books and records. The Issuer agree that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so recorded on the books and records of the Issuer shall be prima facie evidence of the unpaid amounts due under this Note.
Exhibit A-1

All of the Noteholder’s rights and remedies are cumulative and non-exclusive. Any delay by the Noteholder to exercise its rights and remedies hereunder, or partial exercise by the Noteholder of such rights and remedies, shall not be construed as a waiver of any other right or remedy available to the Noteholder.
This Note may be amended or changed only by an agreement in writing signed by the Issuer and the Noteholder.
THIS NOTE, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF IOWA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT THAT THE LIMIT OF RECOURSE DISCUSSED IN THE NOTE PURCHASE AGREEMENT SHALL BE GOVERNED BY BERMUDA LAW.
[Signature Page Follows]
Exhibit A-2

IN WITNESS WHEREOF, the undersigned hereby executes this Variable Principal Promissory Note as of the date first written above.

KUBERA INSURANCE (SAC) LTD.
ACTING IN RESPECT OF ITS
SEGREGATED ACCOUNT “ANNUITY
REINSURANCE CELL A1”

By:	/s/
Name:
Title:
Exhibit A-3

Exhibit B
Wire Transfer Instructions for Payment to the Noteholder
Exhibit B-1

Exhibit C
Wire Transfer Instructions for Payments to the Issuer
Exhibit C-1